EXHIBIT 23

CONSENT OF KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WSFS Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-189782, No. 333-169548, No. 333-146443, No. 333-127225, No. 333-106561, No. 333-40032, No. 333-33713, and No. 333-26099) on Form S-8 and (No. 333-211911, No. 333-183200, No. 333-167404, No. 333-163844, No. 333-157454, and No. 333-56015) on Form S-3 of WSFS Financial Corporation of our reports dated March 1, 2017, with respect to the consolidated statements of condition of WSFS Financial Corporation as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of WSFS Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 1, 2017